Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino Vice President, Finance +1 714 885-3697 frank.yoshino@emulex.com	Katherine Lane Director, Corporate Communications +1 714 885-3828 katherine.lane@emulex.com
Jeff Benck Promoted to Emulex President and Chief Operations Officer
COSTA MESA, Calif., August 26, 2010 — Emulex Corporation (NYSE:ELX) today announced that Jeff Benck has been promoted to the company’s president and chief operating officer (COO). In this position, Benck will focus on delivering growth and diversification of products and technologies that drive the adoption of Emulex products in the data center. Benck will continue to report directly to Emulex chief executive officer (CEO), Jim McCluney. This promotion brought forth by McCluney, has been unanimously approved by the board of directors.
“Jeff Benck has been promoted to president and COO based on his successful execution on key original equipment manufacturer (OEM) design wins and his leadership as the company transformed itself in order to compete in the emerging 10Gb Ethernet network convergence market,” said Jim McCluney, CEO, Emulex. “Based on Jeff’s effectiveness at Emulex and his previous leadership roles across the industry, I am confident that he will help us fully realize the tremendous growth opportunities in front of us.”
“I would like to thank Jim and the Board of Directors for their confidence in our ability to execute and lead in the rapidly growing 10Gb/s Ethernet network convergence market,” said Jeff Benck, president and COO, Emulex. “I look forward to continuing my work with Jim and the rest of the executive team as we expand our data center footprint and strengthen our position as a key technology provider to server and storage OEMs.”

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Benck Biography
Jeff Benck joined Emulex in May 2008 as executive vice president and chief operating officer (COO) and was subsequently appointed to the position of president and COO in August 2010. Benck oversees the company’s engineering, marketing, business development, operations and sales organizations. Benck also plays a key role in contributing to the corporate strategy and is focused on diversifying the Emulex product portfolio and delivering growth through the deployment of converged networking.
Previously, Benck served as president and chief operating officer at QLogic. Prior to joining QLogic, he spent 18 years at IBM, most recently serving as vice president of xSeries, BladeCenter and Retail Store Solutions development. While at IBM, Benck’s focus included growth initiatives, product development, marketing and strategy, portfolio management and customer relationships. Benck is widely known for his role in establishing IBM’s blade server product line. His BladeCenter team received IBM’s highest honor with the IBM Chairman’s Award for Client Excellence. Benck holds a Master of Science degree in management of technology from University of Miami and a Bachelor of Science degree in mechanical engineering from Rochester Institute of Technology. Benck is also a distinguished inventor in the computer systems field and holds 6 US patents.
Jeff Benck resides in Southern California with his wife Nina and two daughters, Gabrielle and Gracyn. He continues to enjoy sports after playing NCAA Div III Varsity Basketball for Rochester Institute of Technology, including basketball and golf.
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About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is

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listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
Emulex Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, among other matters, statements concerning Emulex’s acquisition of ServerEngines, including anticipated benefits expected from the acquisition, expected impact on the Company’s results of operations and financial condition, and expected market opportunities; Emulex’s business outlook, as well as expectations of other future events and future performance. Emulex wishes to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, the anticipated benefits of the combined companies may not be achieved, the combined operations may not be successfully integrated in a timely manner, if at all, and other risks inherent in acquisitions of businesses, including unanticipated costs and expenditures, potential changes in relationships with strategic partners, potential contractual or intellectual property issues, and potential accounting charges and write-downs; as well as changes in economic and industry conditions and the effects of ongoing global economic uncertainty, changes in end user demand for technology solutions; the effect of any actual or potential unsolicited offers to acquire Emulex; Emulex’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the effect of rapid migration of customers towards newer, lower cost product platforms; slower than expected growth of the storage networking market or the failure of our OEM customers to successfully incorporate our products into their systems; delays in product development; the highly competitive nature of the markets for our products; our ability to gain market acceptance for our products; any inadequacy of Emulex’s intellectual property protection or the potential for third-party claims of infringement; Emulex’s ability to attract and retain skilled personnel; and Emulex’s reliance on third-party suppliers. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
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